NEWS RELEASE

For Release:    Immediately
Contact:    Nicholas P. Manthey, Chief Financial Officer - (706) 624-2288

MOHAWK INDUSTRIES REPORTS Q1 2026 RESULTS

Calhoun, Georgia, April 30, 2026 — Mohawk Industries, Inc. (NYSE: MHK) today announced first quarter 2026 net earnings of $117 million and earnings per share (“EPS”) of $1.90; adjusted net earnings were $117 million, and adjusted EPS was $1.90. Net sales for the first quarter of 2026 were $2.7 billion, up 8.0% as reported and down 2.6% adjusted for constant days and exchange rates versus the prior year. During the first quarter of 2025, the Company reported net sales of $2.5 billion, net earnings of $73 million and earnings per share of $1.15; adjusted net earnings were $96 million, and adjusted EPS was $1.52.
Commenting on the Company’s first quarter, Chairman and CEO Jeff Lorberbaum stated, “Our performance was in line with our expectations despite a challenging environment. Our results include benefits from productivity, restructuring and product mix, offset by inflation and volume. Last year was impacted by the system conversion and had four fewer days. Across our regions, the commercial sector continued to outperform residential. New home construction remained soft, and consumers continued to defer home purchases and remodeling projects due to economic uncertainty. We are implementing productivity actions and executing our previously announced restructuring projects to enhance our results. During the quarter, we repurchased 607,000 shares of our stock for $64 million as part of our current stock buyback authorization. Our strong balance sheet provides strategic and operational flexibility to take advantages of opportunities that arise.
At the end of February, the conflict in the Middle East intensified, increasing volatility in global energy markets. Higher gasoline and diesel prices were the fastest and most visible impact of supply disruptions and are contributing to a more cautious consumer outlook. Depending on the duration of the conflict, the economic impact will vary across our markets, with increased inflation reducing consumer sentiment and discretionary spending. Energy prices as well as the cost of oil and natural gas derivatives are increasing, which affects the cost of many of our products. We are implementing price increases across many product categories and geographies, and further price increases could be required. The impact of higher cost raw materials will be greater in the second half of the year due to our flow through of inventory. We are continuing to launch our new product collections, with industry-leading designs and features to enhance our sales and margins. We are implementing operational strategies that we have used to navigate past disruptions, which prioritize adaptability and cost control. We are maintaining flexibility to align with evolving demand, supply availability and volatile costs. We are focused on the controllable parts of our business, including sales initiatives, inventory levels, discretionary spending and capital investments.
Turning to first quarter results by segment, net sales in the Global Ceramic Segment increased by 10.4% as reported, or decreased by 0.2% adjusted for constant days and exchange rates versus the prior year. The Segment’s operating margin was 4.7% as reported, or 5.0% on an adjusted basis due to higher input costs versus the prior year and lower sales volume, partially offset by productivity gains and improved price mix.
Net sales in the Flooring Rest of the World Segment increased by 12.2% as reported, or decreased by 4.4% adjusted for constant days and exchange rates versus the prior year. The Segment’s operating margin was 9.4% as reported, or 9.8% on an adjusted basis due to pressures from competitive industry pricing.
Net sales in the Flooring North America Segment increased by 2.0% as reported and decreased by 4.1% on an adjusted basis versus the prior year. The Segment’s operating margin was 0.4% as reported, or was 4.0% on an adjusted basis due to productivity gains, partially offset by higher input costs and pressures from competitive industry pricing.
One month into the second quarter, we continue to adapt our business to the changes caused by the Middle East conflict. Thus far, we have announced price increases across much of our portfolio due to inflation, and our order backlog has continued to grow. Across our regions, the commercial channel remains solid, while residential remodeling and new home construction could be impacted by lower consumer confidence. Our higher-end offering is performing better in the market, and our new products are enhancing our mix. We are maximizing our flexibility to react to changes in our supply chain, operating costs and market demand. Presently, we are containing costs, reengineering products and limiting capital expenditures. We will not see the full impact of our pricing actions and rising input costs until the third quarter. The degree to which the Middle East conflict will impact our markets depends on the duration of the disruptions and inflationary pressure. Given these factors and one less shipping day in the second quarter, we expect our adjusted EPS will be between $2.50 to $2.60, excluding any restructuring or other one-time charges.
We are managing all the aspects of the business we can control and responding to market changes as they arise. In the past, Mohawk has adapted to cyclical changes as well as dramatic market disruptions while enhancing our business for the long term. Increased new home construction is necessary to satisfy growing household formations, and we expect that deferred remodeling of the aging housing stock across our regions will significantly increase flooring demand. As we navigate the current conditions, we are prepared to capitalize on the rebound in our industry that lies ahead.”
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ABOUT MOHAWK INDUSTRIES
Over the past two decades, Mohawk Industries has transformed its business into the world’s largest flooring company with leading positions in North America, Europe, South America and Oceania. Mohawk’s vertically integrated manufacturing and distribution operations provide a competitive advantage in the production of ceramic tile, carpet and laminate, wood, vinyl and hybrid flooring products. Mohawk’s industry-leading innovation has yielded designs and performance enhancements that differentiate its collections in the marketplace and satisfy all residential and commercial remodeling and new construction requirements. The Company’s brands are among the most recognized and respected in the industry and include American Olean, Daltile, Durkan, Eliane, Elizabeth, Feltex, Godfrey Hirst, Karastan, Marazzi, Mohawk, Mohawk Group, Pergo, Quick-Step, Unilin and Vitromex.
Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Management believes that these forward-looking statements are reasonable as and when made; however, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. Important factors that could cause future results to differ from historical experience and our present expectations or projections include, but are not limited to, the following: changes in economic or industry conditions; the impact of tariffs; competition; inflation and deflation in freight, raw material prices and other input costs; inflation and deflation in consumer markets; currency fluctuations; rising energy costs and changes in the level of supply thereof; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; identification and consummation of acquisitions on favorable terms, if at all; integration of acquisitions; international operations; introduction of new products; rationalization of operations; taxes and tax reform; product and other claims; litigation; geopolitical conflict; regulatory and political changes in the jurisdictions in which the Company does business; and other risks identified in Mohawk’s U.S. Securities and Exchange Commission reports and public announcements.

Conference call Friday, May 1, 2026, at 11:00 AM Eastern Time
To participate in the conference call via the Internet, please visit https://ir.mohawkind.com/events/event-details/mohawk-industries-inc-1st-quarter-2026-earnings-call. To participate in the conference call via telephone, register in advance at https://dpregister.com/sreg/10207491/103969d29fe to receive a unique personal identification number. You may also dial 1-833-630-1962 (U.S./Canada) or 1-412-317-1843 (international) on the day of the call for operator assistance. For those unable to listen at the designated time, the call will remain available for replay through May 29, 2026, by dialing 1-855-669-9658 (U.S./Canada) or 1-412-317-0088 (international) and entering Conference ID # 7435080. The call will be archived and available for replay for one year under the “Investors” tab of mohawkind.com.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended
(In millions, except per share data)	April 4, 2026	March 29, 2025

Net sales	$2,728.7	2,525.8
Cost of sales	2,086.8	1,942.5
Gross profit	641.9	583.3
Selling, general and administrative expenses	530.1	487.3
Operating income	111.8	96.0
Interest expense	2.4	6.4
Other (income) and expense, net	1.2	(0.5)
Earnings before income taxes	108.2	90.1
Income tax expense (benefit)	(8.9)	17.5
Net earnings including noncontrolling interests	117.1	72.6
Net earnings attributable to noncontrolling interests	—	—
Net earnings attributable to Mohawk Industries, Inc.	117.1	72.6

Basic earnings per share attributable to Mohawk Industries, Inc.	$1.91	1.16
Weighted-average common shares outstanding - basic	61.4	62.6

Diluted earnings per share attributable to Mohawk Industries, Inc.	$1.90	1.15
Weighted-average common shares outstanding - diluted	61.7	62.9

Other Financial Information
	Three Months Ended
(In millions)	April 4, 2026	March 29, 2025
Net cash provided by operating activities	$110.1	3.7
Less: Capital expenditures	102.3	89.1
Free cash flow	$7.8	(85.4)

Depreciation and amortization	$181.8	150.4

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)	April 4, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$872.3	856.1
Receivables, net	2,092.7	1,924.1
Inventories	2,680.5	2,661.7
Prepaid expenses and other current assets	554.7	525.2
Total current assets	6,200.2	5,967.1
Property, plant and equipment, net	4,662.6	4,772.0
Right of use operating lease assets	394.6	408.7
Goodwill	1,195.9	1,210.3
Intangible assets, net	799.9	813.2
Deferred income taxes and other non-current assets	537.9	516.0
Total assets	$13,791.1	13,687.3
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$381.1	289.3
Accounts payable and accrued expenses	2,370.2	2,310.4
Current operating lease liabilities	120.0	122.4
Total current liabilities	2,871.3	2,722.1
Long-term debt, less current portion	1,730.2	1,741.2
Non-current operating lease liabilities	292.2	304.4
Deferred income taxes and other long-term liabilities	517.7	540.9
Total liabilities	5,411.4	5,308.6
Total stockholders' equity	8,379.7	8,378.7
Total liabilities and stockholders' equity	$13,791.1	13,687.3

Segment Information
	Three Months Ended
(In millions)	April 4, 2026	March 29, 2025
Net sales:
Global Ceramic	$1,097.4	993.8
Flooring NA	880.0	862.4
Flooring ROW	751.3	669.6
Consolidated net sales	$2,728.7	2,525.8

Operating income (loss):
Global Ceramic	$51.2	41.8
Flooring NA	3.8	9.3
Flooring ROW	70.5	58.7
Corporate and intersegment eliminations	(13.7)	(13.8)
Consolidated operating income	$111.8	96.0

	Three Months Ended
(In millions)	April 4, 2026	December 31, 2025
Assets:
Global Ceramic	$5,248.7	5,155.0
Flooring NA	3,835.5	3,832.6
Flooring ROW	3,972.1	3,989.2
Corporate and intersegment eliminations	734.8	710.5
Consolidated assets	$13,791.1	13,687.3

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.
	Three Months Ended
(In millions, except per share data)	April 4, 2026	March 29, 2025
Net earnings attributable to Mohawk Industries, Inc.	$117.1	72.6
Adjusting items:
Restructuring, acquisition and integration-related and other costs	37.6	26.2
Software implementation cost write-off	—	(0.4)
Legal settlements, reserves and fees	0.1	0.6
Adjustments of indemnification asset	(0.3)	—
Income taxes - adjustments of uncertain tax position	0.3	—
Other tax related items(1)	(30.7)	—
Income tax effect of adjustments	(6.8)	(3.4)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$117.3	95.6

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$1.90	1.52
Weighted-average common shares outstanding - diluted	61.7	62.9
(1) A one-time U.S. tax benefit associated with a legal entity restructuring initiative and tax credits issued by the Brazilian government related to prior years.

Reconciliation of Total Debt to Net Debt
(In millions)	April 4, 2026
Short-term debt and current portion of long-term debt	$381.1
Long-term debt, less current portion	1,730.2
Total debt	2,111.3
Less: Cash and cash equivalents	872.3
Net debt	$1,239.0

Reconciliation of Net Earnings to Adjusted EBITDA
					Trailing Twelve
	Three Months Ended				Months Ended
(In millions)	June 28, 2025	September 27, 2025	December 31, 2025	April 4, 2026	April 4, 2026
Net earnings including noncontrolling interests	$146.5	108.8	42.0	117.1	414.4
Interest expense	5.2	5.0	1.2	2.4	13.8
Income tax expense (benefit)	34.0	23.3	24.0	(8.9)	72.4
Depreciation and amortization(1)	155.6	170.3	176.3	181.8	684.0
EBITDA	341.3	307.4	243.5	292.4	1,184.6
Restructuring, acquisition and integration-related and other costs	25.3	30.7	25.6	7.6	89.2
Assets sale	—	—	(5.1)	—	(5.1)
Inventory capitalization	—	—	(6.2)	—	(6.2)
Impairment of goodwill and indefinite-lived intangibles	—	—	19.9	—	19.9
Legal settlements, reserves and fees	4.9	21.6	23.8	0.1	50.4
Adjustments of indemnification asset	(0.1)	(0.3)	(0.3)	(0.3)	(1.0)
Adjusted EBITDA	$371.4	359.4	301.2	299.8	1,331.8

Net debt to adjusted EBITDA					0.9
(1)Includes accelerated depreciation of $4.1 for Q2 2025, $16.4 for Q3 2025, $25.9 for Q4 2025, and $30.0 for Q1 2026.

Reconciliation of Net Sales to Adjusted Net Sales
Three Months Ended
(In millions)	April 4, 2026
Mohawk Consolidated
Net sales	$2,728.7
Adjustment for constant shipping days	(143.0)
Adjustment for constant exchange rates	(126.8)
Adjusted net sales	$2,458.9

Three Months Ended
April 4, 2026
Global Ceramic
Net sales	$1,097.4
Adjustment for constant shipping days	(48.8)
Adjustment for constant exchange rates	(56.8)
Adjusted net sales	$991.8

Flooring NA
Net sales	$880.0
Adjustment for constant shipping days	(53.2)
Adjusted net sales	$826.8

Flooring ROW
Net sales	$751.3
Adjustment for constant shipping days	(40.9)
Adjustment for constant exchange rates	(70.0)
Adjusted net sales	$640.4

Reconciliation of Gross Profit to Adjusted Gross Profit
	Three Months Ended
(In millions)	April 4, 2026	March 29, 2025
Gross Profit	$641.9	583.3
Adjustments to gross profit:
Restructuring, acquisition and integration-related and other costs	34.8	25.2
Adjusted gross profit	$676.7	608.5

Adjusted gross profit as a percent of net sales	24.8%	24.1%

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
	Three Months Ended
(In millions)	April 4, 2026	March 29, 2025
Selling, general and administrative expenses	$530.1	487.3
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related and other costs	(2.8)	(1.0)
Software implementation cost write-off	—	0.4
Legal settlements, reserves and fees	(0.1)	(0.6)
Adjusted selling, general and administrative expenses	$527.2	486.1

Adjusted selling, general and administrative expenses as a percent of net sales	19.3%	19.2%

Reconciliation of Operating Income to Adjusted Operating Income
	Three Months Ended
(In millions)	April 4, 2026	March 29, 2025
Mohawk Consolidated
Operating income	$111.8	96.0
Adjustments to operating income:
Restructuring, acquisition and integration-related and other costs	37.6	26.2
Software implementation cost write-off	—	(0.4)
Legal settlements, reserves and fees	0.1	0.6
Adjusted operating income	$149.5	122.4

Adjusted operating income as a percent of net sales	5.5%	4.8%

Global Ceramic
Operating income	$51.2	41.8
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	3.3	6.8
Software implementation cost write-off	—	(0.4)
Adjusted segment operating income	$54.5	48.2

Adjusted segment operating income as a percent of net sales	5.0%	4.8%

Flooring NA
Operating income	$3.8	9.3
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	31.3	16.2
Adjusted segment operating income	$35.1	25.5

Adjusted segment operating income as a percent of net sales	4.0%	3.0%

	Three Months Ended
	April 4, 2026	March 29, 2025
Flooring ROW
Operating income	$70.5	58.7
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	3.0	2.3
Adjusted segment operating income	$73.5	61.0

Adjusted segment operating income as a percent of net sales	9.8%	9.1%

Corporate and intersegment eliminations
Operating (loss)	$(13.7)	(13.8)
Adjustments to segment operating (loss):
Restructuring, acquisition and integration-related and other costs	—	0.9
Legal settlements, reserves and fees	0.1	0.6
Adjusted segment operating (loss)	$(13.6)	(12.3)

Reconciliation of Earnings Before Income Taxes to Adjusted Earnings Before Income Taxes
	Three Months Ended
(In millions)	April 4, 2026	March 29, 2025
Earnings before income taxes	$108.2	90.1
Net earnings attributable to noncontrolling interests	—	—
Adjustments to earnings including noncontrolling interests before income taxes:
Restructuring, acquisition and integration-related and other costs	37.6	26.2
Software implementation cost write-off	—	(0.4)
Legal settlements, reserves and fees	0.1	0.6
Adjustments of indemnification asset	(0.3)	—
Adjusted earnings before income taxes	$145.6	116.5

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
	Three Months Ended
(In millions)	April 4, 2026	March 29, 2025
Income tax expense (benefit)	$(8.9)	17.5
Adjustments to income tax expense:
Income taxes - adjustments of uncertain tax position	(0.3)	—
Other tax related items	30.7	—
Income tax effect of adjusting items	6.8	3.4
Adjusted income tax expense	$28.3	20.9

Adjusted income tax expense to adjusted earnings before income taxes	19.4%	17.9%

US GAAP to non-GAAP presentation
The Company supplements its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, with certain non-GAAP financial measures. As required by the Securities and Exchange Commission rules, the tables above present a reconciliation of the Company’s non-GAAP financial measures to the most directly comparable US GAAP measure. Each of the non-GAAP measures set forth above should be considered in addition to the comparable US GAAP measure, and may not be comparable to similarly titled measures reported by other companies. The Company believes these non-GAAP measures, when reconciled to the corresponding US GAAP measure, help its investors as follows: Non-GAAP revenue measures that assist in identifying growth trends and in comparisons of revenue with prior and future periods and non-GAAP profitability measures that assist in understanding the long-term profitability trends of the Company's business and in comparisons of its profits with prior and future periods.
The Company excludes certain items from its non-GAAP revenue measures because these items can vary dramatically between periods and can obscure underlying business trends. Items excluded from the Company’s non-GAAP revenue measures include: foreign currency transactions and translation; more or fewer shipping days in a period and the impact of acquisitions.
The Company excludes certain items from its non-GAAP profitability measures because these items may not be indicative of, or are unrelated to, the Company's core operating performance. Items excluded from the Company's non-GAAP profitability measures include: restructuring, acquisition and integration-related and other costs, legal settlements, reserves and fees, impairment of goodwill and indefinite-lived intangibles, acquisition purchase accounting, including inventory step-up from purchase accounting, adjustments of indemnification asset, adjustments of uncertain tax position and European tax restructuring.